                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Peerless Systems Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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     Class A Common Stock
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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials. N/A

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:

                         PEERLESS SYSTEMS CORPORATION
                             2381 Rosecrans Avenue
                             El Segundo, CA 90245

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1999

To the Stockholders of Peerless Systems Corporation:

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Peerless Systems Corporation, a Delaware corporation (the "Company"), will be held on June 17, 1999, at 2:00 p.m. local time at the Company's offices located at 2381 Rosecrans Avenue, El Segundo, California for the following purpose:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares.

    3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending January 31, 2000.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on May 11, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          /s/ Carolyn M. Maduza
                                          Carolyn M. Maduza
                                          Secretary

El Segundo, California
May 20, 1999

  All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                         PEERLESS SYSTEMS CORPORATION
                             2381 Rosecrans Avenue
                             El Segundo, CA 90245

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 June 17, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Peerless Systems Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 17, 1999 at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 2381 Rosecrans Avenue, El Segundo, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 20, 1999, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only holders of record of Common Stock at the close of business on May 11, 1999, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 11, 1999, the Company had outstanding and entitled to vote 11,204,099 shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2381 Rosecrans Avenue, El Segundo, California 90245, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  Proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than December 31, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  There are four nominees for the four Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

  The names of the nominees and certain information about them as of March 31, 1999, are set forth below:

                                  Principal Occupation/
   Name                       Age Position Held With the Company
   ----                       --- ------------------------------
   Edward A. Gavaldon........  53 President, Chief Executive Officer and Chairman
                                  of the Board
   Robert G. Barrett.........  54 General Partner, Battery Ventures
   Robert L. North...........  63 Chief Executive Officer and Director of HNC
                                  Software, Inc.
   Robert V. Adams...........  67 Chairman of Documentum, Inc.

  Edward A. Gavaldon has served the Company as President, Chief Executive Officer and a director since January 1995 and as Chairman of the Board since July 1996. Prior to joining the Company, Mr. Gavaldon worked at Xerox Corporation for 23 years in various positions including: Manager, Strategy and Programs for Printing Products; Chief Engineer, High Speed Laser Printers; Vice President, Worldwide Marketing, Laser Printers; and most recently as Vice President/General Manager in the Desktop Laser Printer Business Unit.
Mr. Gavaldon received a B.A. degree in economics from the University of California at Los Angeles and an M.B.A. degree from the University of Southern California.

  Robert G. Barrett has served the Company as a director since March 1991. He is a founder and a Managing Partner of Battery Ventures, a venture capital fund specializing in communication and software investment. Mr. Barrett serves as a director of Brooktrout Technology, Inc. and several privately-held high technology companies. Mr. Barrett received a B.A. degree in history and an M.B.A. degree from Harvard University.

  Robert L. North has served the Company as a director since July 1996. Mr. North has been Chief Executive Officer and a director of HNC Software, Inc., a neural network technology company, since June 1987. For 21 years prior to that time he was employed by TRW, Inc. Electronic Systems Group, most recently as Vice President and General Manager. Prior to that time, he was a member of the technical staff for the Satellite Central Office of Aerospace Corporation. Mr. North received B.S. and M.S. degrees in electrical engineering from Stanford University.

  Robert V. Adams has served the Company as director since March 1998. Mr. Adams serves as director and Chairman of the Board of Documentum, Inc., director of Tekelec, Inc., and director of Encad Corp. Mr. Adams has been President and Chief Executive Officer of Xerox Technology Ventures since 1989. Mr. Adams was formerly an Executive Officer of Xerox Corporation. Mr. Adams received a B.S. degree in mechanical engineering from Purdue University and an M.B.A. degree from the University of Chicago.

Board Committees and Meetings

  During the fiscal year ended January 31, 1999 the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Adams and Barrett, with Mr. North serving as an alternate member. The Audit Committee met four times during the fiscal year ended January 31, 1999.

  The Compensation Committee makes recommendations concerning salaries, benefits and incentive compensation, administers the issuance of stock options and other awards to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Barrett and North, with Mr. Adams serving as an alternate member. The Compensation Committee met three times during the fiscal year ended January 31, 1999.

  During the fiscal year ended January 31, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

                                  PROPOSAL 2

              APPROVAL OF 1996 EQUITY INCENTIVE PLAN, AS AMENDED

  In May 1996, the Board of Directors adopted the Company's 1996 Stock Option Plan (the "1996 Plan"). The Company's 1996 Equity Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors in July 1996, and subsequently approved by the stockholders, as an amendment and restatement of the Company's 1996 Plan. There are 2,466,666 shares of the Company's Common Stock authorized for issuance under the Incentive Plan.

  At March 31, 1999, options (net of canceled or expired options) covering an aggregate of 2,033,170 shares of the Company's Common Stock had been granted under the Incentive Plan, and only 789,433 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the Incentive Plan. During the last fiscal year, the Company granted options to purchase 365,000 shares at exercise prices of $4.875 to $14.00 per share to executive officers. Options to purchase 578,276 shares at exercise prices of $3.25 to $23.125 per share were granted to all employees (excluding executive officers) as a group, and options to purchase 30,000 shares at exercise prices of $4.875 to $22.125 were granted to all current directors who are not officers of the Company.

  In May 1999, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the Incentive Plan from a total of 2,466,666 shares to 3,466,666 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to all employees at levels determined appropriate by the Board and the Compensation Committee.

  Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

  The essential features of the Incentive Plan are outlined below:

General

  The Incentive Plan provides for the grant of both incentive stock options to employees and nonstatutory stock options, restricted stock purchase awards and stock bonuses collectively, to employees, directors and consultants. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

  The Incentive Plan was adopted to provide a means by which selected officers, directors and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 170 employees, directors and consultants are eligible to participate in the Incentive Plan.

Administration

  The Incentive Plan is administered by the Board of Directors of the Company which the Board has delegated to the Compensation Committee. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the types of awards to be granted the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board of Directors is authorized to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. In addition, the Incentive Plan provides that, in the Board's discretion, directors who grant awards to employees covered under Section 162(m) of the Code generally will be "outside directors" as defined in Section 162(m). See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

Eligibility

  Incentive stock options may be granted under the Incentive Plan to selected employees (including officers) of the Company and its affiliates. In addition, selected key employees (including officers), directors and consultants are eligible to receive nonstatutory stock options and other awards under the Incentive Plan.

  No option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

  No person may be granted options under the Incentive Plan during any calendar year to purchase in excess of 253,333 shares of Common Stock. This limitation permits the Company under Section 162(m) of the Code to continue to be able to deduct as a business expense certain compensation attributable to the exercise of options granted under the Incentive Plan. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

Stock Subject to the Incentive Plan

  Subject to approval of this Proposal 2 by the Company stockholders, an aggregate of 1,789,433 shares are reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such awards again becomes available for issuance under the Incentive Plan.

Terms of Options

  The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

  Exercise Price; Payment. The exercise price of incentive stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Incentive Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At March 31, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $8.50 per share.

  In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the Incentive Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 253,333 shares per calendar year limitation.

  The exercise price of options granted under the Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

  Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest over five years at the rate of 20% per year after the grant date during the optionee's employment or services as a director or consultant. Recently the Board began granting options that vest over four years at the rate of 25% per year after the grant date during the optionee's employment or services as a director or consultant. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, although seldom authorized by the Board, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

  Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Adjustment Provisions

  If there is any change in the stock subject to the Incentive Plan or subject to any award granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding awards.

Effect of Certain Corporate Events

  The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under such plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the Incentive Plan, or to substitute similar awards, then the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

  The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on July 24, 2006.

  The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restrictions on Transfer

  Under the Incentive Plan, an incentive stock option may not be transferred by the optionee other than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. The Board may grant a nonstatutory stock option that is transferable and, in any case, an optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

Federal Income Tax Information

  Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

  If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonstatutory Stock Options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending January 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1990. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1999 by: (i) each nominee for director; (ii) each of the executive officers and individuals named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

Beneficial Owner                                  Beneficial Ownership(1)
----------------                                  ---------------------------
                                                   Number of      Percent of
                                                    Shares          Total
                                                  -------------  ------------
State of Wisconsin Investment Board..............        925,000          8.3%
  P.O. Box 7842
  Madison, WI 53707

AMVESCAP PLC(2)..................................        805,200          7.3%
  1315 Peachtree St. NE
  Atlanta, GA 30309

Edward A. Gavaldon(3)............................        377,979          3.4%
David R. Fournier(4).............................        166,081          1.5%
Robert G. Barrett(5).............................        117,023          1.1%
Thomas B. Ruffolo(6).............................         59,805        *
Hoshi Printer(7).................................         52,657        *
Robert T. North(8)...............................         13,332        *
Robert V. Adams(9)...............................          6,666        *
Reginald Cardin..................................          1,197        *
David Emmett.....................................            --         *
All directors and executive officers as a group
 (9 persons) (10)................................        794,740          7.2%

--------
  * Represents beneficial ownership of less than one percent.
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,084,251 shares outstanding on January 31, 1999, adjusted as required by rules promulgated by the SEC.
 (2) AMVESCAP PLC, AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., and INVESCO Realty Advisers, Inc. share voting and investment power over the shares held by AMVESCAP PLC.
 (3) Includes 365,979 shares issuable pursuant to options exercisable within 60 days of January 31, 1999.
 (4) Includes 37,533 shares issuable pursuant to options exercisable within 60 days of January 31, 1999.
 (5) Includes 13,332 shares issuable pursuant to options exercisable within 60 days of January 31, 1999.
 (6) Includes 22,798 shares issuable pursuant to options exercisable within 60 days of January 31, 1999.
 (7) Includes 49,624 shares issuable pursuant to options exercisable within 60 days of January 31, 1999.
 (8) Includes 13,332 shares issuable pursuant to options exercisable within 60 days of January 31, 1999.
 (9) Includes 6,666 shares issuable pursuant to options exercisable within 60 days of January 31, 1999.
(10) Includes 509,264 shares issuable pursuant to options exercisable within 60 days of January 31, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

Director Compensation

  Directors currently do not receive any cash compensation from the Company for their services as member of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board of Directors and Committee meetings. The Board of Directors has adopted resolutions providing for the automatic grant, under the Incentive Plan of:
(i) an option to purchase 26,666 shares of Common Stock to each non-employee director who is first elected to the Board of Directors after completion of the Company's initial public offering; and (ii) an option to purchase 3,333 shares of Common Stock on the date of each annual stockholder meeting, beginning in 1997, to each non-employee director who has served continuously as a non-employee director for at least six months immediately prior to such annual meeting. The options vest at a rate of 25% on the first anniversary of the date of grant and 1/48th of the shares subject to the option each month thereafter for the following three years. On June 18, 1998, pursuant to the non-discretionary grant under the 1996 Plan, options to purchase an aggregate of 3,333 shares of Common Stock were granted to each of Mr. Barrett, Mr. North and Mr. Adams at an exercise price of $22.125 per share. In addition, on October 16, 1998, options to purchase 3,334 shares of Common Stock were granted to Mr. Adams, Mr. Barrett and Mr. North at an exercise price of $4.875.

Executive Compensation

  The following table sets forth for the fiscal years ended January 31, 1999, January 31, 1998 and January 31, 1997, the compensation earned by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers at January 31, 1999, as well as former executive officers of the Company (the "Named Executive Officers"):

                          Summary Compensation Table

                                                     Annual          Long-Term
                                                  Compensation      Compensation
                                              --------------------- ------------
                                                          Other      Securities
                             Fiscal                       Annual     Underlying
Name and Principal Position   Year  Salary($) Bonus($) Compensation   Options
---------------------------  ------ --------- -------- ------------ ------------
Edward A. Gavaldon.........   1999   199,038   50,000        --       150,000
 President, Chief Executive   1998   175,000   84,375        --           --
 Officer and Chairman of      1997   166,154   50,000        --       100,000
  the Board
Hoshi Printer(1)...........   1999   144,677      --         --        25,000
 Vice President, Finance      1998   140,000   28,125        --           --
  and Administration,
 Chief Financial Officer      1997    83,462   16,667        --        99,999
  and Secretary
Reginald Cardin(2).........   1999   147,614      --         --           --
 Vice President,              1998   146,240   28,125        --           --
  Engineering
                              1997   140,000   18,750     24,957(3)    50,000
David R. Fournier(4).......   1999   131,511      --      25,951(5)    50,000
 Vice President, Sales,       1998   122,653   33,750     35,140(5)       --
  Marketing
 and Field Operations         1997   123,874   25,200     12,000(5)   126,665
Thomas B. Ruffolo..........   1999   124,005   12,500        --        40,000
 Vice President, Corporate    1998   116,511   28,125        --           --
  Development
                              1997   103,058   22,500        --        30,000
David Emmett(6)............   1999    92,500   12,500     25,000(7)   100,000
 Senior Vice President,       1998       --       --         --           --
  Engineering
 and Technical Operations     1997       --       --         --           --

--------
(1) Mr. Printer is no longer an executive officer of the Company as of January 8, 1999.
(2) Mr. Cardin is no longer an executive officer of the Company as of September 30, 1998.
(3) Reflects relocation expenses paid by the Company on behalf of Mr. Cardin during fiscal 1997.
(4) Mr. Fournier is no longer an executive officer of the Company as of March 1, 1999.
(5) Reflects sales commissions paid to Mr. Fournier during fiscal years 1999, 1998 and 1997.
(6) Mr. Emmett joined the Company as an executive officer in July 1998. Amounts shown for fiscal year 1999 reflect compensation paid to Mr. Emmett during the period July 1998 through January 1999.
(7) Reflects relocation expenses paid by the Company on behalf of Mr. Emmett during fiscal year 1999.

                       STOCK OPTION GRANTS AND EXERCISES

  Option/SAR Grants in Fiscal Year 1999. The following table summarizes the stock options granted by the Company to the Company's Named Executive Officers during the last fiscal year. No SARs were granted during the last fiscal year.

                                       % of Total
                          Number of   Options/SARs
                          Securities   Granted to
                          Underlying  Employees in Exercise or
                         Options/SARs     Last         Base                       Grant Date
          Name            Granted (#) Fiscal Year  Price ($/Sh) Expiration Date  Present Value
          ----           ------------ ------------ -----------  ---------------- -------------
Edward A. Gavaldon......    50,000         5.1%      $14.00     March 10, 2008     $609,030
                           100,000        10.3%      $4.875     October 16, 2008   $421,460
Hoshi Printer...........    25,000         2.6%      $4.875     October 16, 2008   $105,365
Reginald Cardin.........       --          --           --             --               --
David R. Fournier.......    25,000         2.6%      $14.00     March 10, 2008     $304,515
                            25,000         2.6%      $4.875     October 16, 2008   $105,365
Thomas B. Ruffolo.......    15,000         1.5%      $14.00     March 10, 2008     $182,709
                            25,000         2.6%      $4.875     October 16, 2008   $105,365
David Emmett............   100,000        10.3%      $6.031     August 25, 2008    $523,070

  The Company grants options to its executive officers under the Incentive Plan and the 1992 Stock Option Plan (the "1992 Plan") (collectively, the "Plans"). No further options may be granted under the 1992 Plan as the reserve option pool has been exhausted. The terms of the 1992 Plan are substantially the same as the terms of the Incentive Plan with respect to options granted under the Plans.

  As of January 31, 1999, options to purchase a total of 443,377 shares were outstanding under the Plans and no options to purchase shares remained available for grant thereunder.

  The following table shows for the fiscal year ended January 31, 1999 certain information regarding options exercised by and held at year end by the Named Executive Officers:

   Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values

                                                                  Number of           Value of Unexercised
                                                            Securities Underlying     In-the-Money Options
                                                             Unexercised Options         at FY-End ($)
                         Shares Acquired      Value             at FY-End (#)             Exercisable/
                         on Exercise (#) Realized ($)(1) Exercisable/Unexercisable(2) Unexercisable(2)(3)
          Name           --------------- --------------- ---------------------------- --------------------
Mr. Gavaldon............         --               --           351,098/194,668         $2,507,060/452,382
Mr. Printer(4)..........       6,500       $   90,675                 49,624/0         $        270,451/0
Mr. Cardin(5)...........      55,141       $  482,884                      0/0                        --
Mr. Fournier(6).........     115,999       $2,078,985            15,712/67,088         $  114,556/118,906
Mr. Ruffolo.............         --               --             18,335/50,714         $  109,172/116,342
Mr. Emmett..............         --               --                 0/100,000         $        0/271,900

--------
(1) Calculated based on the fair market value of the underlying shares on the date of exercise less the exercise price.
(2) Reflects vested options and converted options that are subject to early exercise.
(3) Calculated based on a price of $8.750 per share at the close of trading on January 29, 1999.
(4) Mr. Printer is no longer an executive officer of the Company effective as of January 8, 1999.
(5) Mr. Cardin is no longer an executive officer of the Company effective September 30, 1998.
(6) Mr. Fournier is no longer an executive officer of the Company effective March 1, 1999.

Employment Agreement

  The Company entered into an employment agreement in January 1995 with Edward
A. Gavaldon. The agreement provides that Mr. Gavaldon will serve as Chief Executive Officer and President and provides for payment of a base salary of $175,000 with a bonus of up to $75,000 annually, and participation in the Company's benefit plans. Effective as of February 1, 1998, the Board increased Mr. Gavaldon's annual base salary to $200,000 and his potential annual bonus to $100,000. Effective as of February 1, 1999, the Board increased
Mr. Gavaldon's annual base salary to $275,000 and his potential annual bonus to $200,000. The agreement also provides that all of Mr. Gavaldon's outstanding options will be accelerated in the event of the acquisition or change in control of the Company or a sale of all or substantially all of the Company's assets. In the event that the Company terminates Mr. Gavaldon without cause, the Company will be required to pay Mr. Gavaldon his base salary and certain benefits for an additional one-year period and will accelerate the vesting of his options for at least an additional six months.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION(1)

  The Company's executive compensation program presently is administered by the two-member Compensation Committee of the Board of Directors (the "Committee") set forth below. These Committee members are not employees of the Company.

  Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee believes that, with respect to the application of
Section 162(m) of the Code, at the present time it is highly unlikely that the cash compensation paid to any Named Executive Officer in a taxable year will exceed $1 million. However, options granted with exercise prices at least 100% of fair market value are intended to qualify under the Plans as "performance-based compensation."

  The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. In carrying out these objectives, the Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the individual performance of each executive officer, corporate performance, and the responsibility and authority of each position relative to other positions within the Company.

  The Company's executive compensation package consists of three components: base salary and related benefits; annual cash bonus incentives; and equity-based compensation incentives. The Committee reviews each of these components and develops an incentive compensation package for each of the Company's executive officers based, in part, upon the review of competitive compensation information, the recommendations of senior management and other information available to the Committee.

Base Salary And Benefits

  The first component of the Company's executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and
--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

his responsibilities and performance. The Compensation Committee compares the Company's compensation levels with published surveys of executive compensation at comparable companies as well as with recent proxy data for publicly traded companies also involved in the information technology industry. In order to maximize the incentive elements of the executive officers' total compensation packages, the Committee sets the base salary and benefits component of these packages within the competitive range of the salary and benefits levels of the executive officers of the comparative companies.

Annual Incentive Bonus

  The second component of the Company's executive compensation package is an annual incentive bonus. In the beginning of fiscal 1999, the Committee established bonus compensation formulas for each such officer based on certain individual performance criteria. The arrangement provided each executive officer with the opportunity to earn a cash bonus according to the extent to which he met his particular individual performance criteria. The Committee established the formulas and criteria for fiscal 1999, and the Committee determined realization of these criteria by the officers and approved the final amounts of bonuses paid.

1992 Stock Option Plan And 1996 Equity Incentive Plan

  The third component of the Company's executive compensation package is stock options, which the Company believes are becoming increasingly important as an incentive tool designed to more closely align the interests of the executive officers of the Company with the long-term interests of the Company's stockholders and to encourage its executive officers to remain with the Company. Generally, the Company grants stock options at fair market exercise prices, as determined by the Committee at the time of grant.

  The Company's Plans have been established to provide all employees of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the Plans generally have a non-statutory four-to-seven year vesting schedule and generally expire ten years from the date of grant. In addition, a portion of the options granted to the Company's executive officers are performance-based options. These options provide for deferred vesting generally over a seven-year period, with the acceleration of a portion of the option in the event the executive meets designated performance objectives in a given year. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, the Company's financial performance, and the executive's existing options.

CEO Compensation

  The base salary, annual incentive bonus and stock options for Mr. Gavaldon were determined in accordance with the terms of an employment agreement (the "Employment Agreement") dated as of January 4, 1995 between Mr. Gavaldon and the Company. The Employment Agreement was the result of negotiations to induce Mr. Gavaldon to join the Company as its President and Chief Executive Officer in January 1995. In recognition of Mr. Gavaldon's substantial contribution to the growth and success of the Company and of competitive conditions in the market for executive offices, and to encourage Mr. Gavaldon's continued service to the Company, the Board approved an amendment to the Employment Agreement in July 1996 to, among other things, increase Mr. Gavaldon's base salary and annual incentive bonus which salary and bonus continued at the same rate during fiscal 1999. Shortly after the end of fiscal 1999, the Committee evaluated Mr. Gavaldon's performance in accordance with his previously established goals and awarded his bonus accordingly. See "Employment Agreement."

Other Executive Officer Compensation

  At the beginning of fiscal 1999, the Committee established the base salary of each other executive officer based on data regarding executive compensation of the Company's competitors, including published survey information, each executive officer's base salary for the prior fiscal year, past performance, the scope of such officer's responsibility and other information available to the Committee. In addition, at the beginning of fiscal 1999, the Committee established bonus compensation formulas for each officer based on certain individual performance criteria. The Committee reviewed the performance of each executive relative to the pre-determined objectives and awarded bonuses in various percentages to any of the executive officers. In certain circumstances, the Committee decided to award options to the executive officers during fiscal year 1999 as the Committee determined that the existing options outstanding were not sufficient to incentivize the executive officers.

                                          Compensation Committee of the
                                          Board of Directors

                                            Robert G. Barrett
                                            Robert L. North

                     PERFORMANCE MEASUREMENT COMPARISON(1)

  The following chart shows a comparison of cumulative returns for the Company, the Nasdaq Stock Market (United States Companies) and the H&Q Technology Stocks at scaled prices beginning after the close of trading on September 24, 1996, when the Company's Common Stock was priced at $11.00 per share for sale in the Company's initial public offering.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
                            [GRAPHIC APPEARS HERE]

                        PERFORMANCE MEASURE

                             24-Sep-96         30-Apr-98    31-Jul-98     31-Oct-98    31-Jan-99

PEERLESS
   Scaled Price              $100.00           $  156.66    $  189.77     $   62.50    $   79.55

NASDAQ(A)
   Scaled Price              $100.00           $  153.02    $  152.80     $  145.72    $  207.64

H&Q TECHNOLOGY(B)
   Scaled Price              $100.00           $  172.33    $  167.68     $  163.69    $  242.24


--------
(1) The Section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                             CERTAIN TRANSACTIONS

  The Company has entered into indemnification agreements with its directors and executive officers which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements that he may be required to pay in actions or proceedings in which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/ Carolyn M. Maduza
                                          Carolyn M. Maduza
                                          Secretary

May 20, 1999

  A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 1999 is available without charge upon written request to: Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California 90245.

                         PEERLESS SYSTEMS CORPORATION

                          1996 EQUITY INCENTIVE PLAN

                             ADOPTED July 25, 1996


     INTRODUCTION.

     In May 1996, the Board of Directors adopted the Peerless Systems Corporation 1996 Stock Option Plan. In July 1996, the Board of Directors amended and restated the 1996 Stock Option Plan to read as set forth herein.

1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to purchase restricted stock.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

                                      1.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "COMPANY" means Peerless Systems Corporation, a Delaware corporation.

     (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h)  "DIRECTOR" means a member of the Board.

     (i) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (j)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (k) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

                                      2.

     (l) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (m) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (n) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     (o) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (p)  "OPTION" means a stock option granted pursuant to the Plan.

     (q) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (r) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

     (s) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (t) "PLAN" means this Peerless Systems Corporation 1996 Equity Incentive Plan.

     (u) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (v) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

                                      3.

     (w) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award and the number of shares with respect to which a Stock Award shall be granted to each such person.

          (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3) To amend the Plan or a Stock Award as provided in Section 13.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one or more persons. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                                      4.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million four hundred sixty-six thousand six hundred sixty-six (3,466,666) shares of Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted options covering more than 253,333 shares in any calendar year. This subsection 5(c) shall not apply prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act and, following such registration, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option

                                      5.

shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option

                                      6.

Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

     (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire

                                      7.

Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

                                      8.

     Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 11(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

     (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, so long as stock awarded under such agreement remains subject to the terms of the agreement.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

                                      9.

     (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

     (e) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   CANCELLATION AND RE-GRANT OF OPTIONS.

     (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than: eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option one hundred percent (100%) of the Fair Market Value for an Incentive Stock Option1 or, for an Incentive Stock Option held by a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.

     (b) Shares subject to an Option canceled under this Section 8 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this Section 8, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 8(b) shall be applicable only to the extent required by Section 162(m) of the Code.

9.   COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable

                                      10.

efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.  MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e) or 7(d), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's By-Laws.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable
                                      11.

of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

     (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation or an Affiliate of such

                                      12.

surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation and its Affiliates refuse to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

13.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company where stockholder is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board

                                      13.

or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

15.  EFFECTIVE DATE OF PLAN.

     This amendment and restatement of the Plan shall become effective on the effective date of the registration statement with respect to the Company's initial public offering of shares of Common Stock, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                      14.

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                          PEERLESS SYSTEMS CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1999

  The undersigned hereby appoints Edward A. Gavaldon and Carolyn M. Maduza, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Peerless Systems Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Peerless Systems Corporation (the "Company") to be held at the Company's corporate offices located at 2381 Rosecrans Avenue, El Segundo, California, on Thursday, June 17, 1999 at 2:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

  Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

  FOR all nominees listed              WITHHOLD AUTHORITY
  below (except as marked to the       to vote for all nominees
  contrary below) [_]                  listed below. [_]

 Nominees: Edward A. Gavaldon, Robert G. Barrett, Robert L. North and Robert V.
           Adams

    To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

  ----------------------------      ----------------------------

                           (Continued on other side)
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


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                          (CONTINUED FROM OTHER SIDE)

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares.

          [_] FOR        [_] AGAINST         [_] ABSTAIN

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3: To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending January 31, 2000.

          [_] FOR        [_] AGAINST         [_] ABSTAIN

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized offi-cer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                    -------------------------------------------

                                    -------------------------------------------
                                                   Signature(s)

                                    Dated:  _____________________________, 1999

                                    Please vote, sign, date and
                                    promptly return this proxy in
                                    the enclosed return envelope
                                    which is postage prepaid if
                                    mailed in the United States.

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